__________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 8, 2018 (February 7, 2018)

HOLLY ENERGY PARTNERS, L.P. (Exact name of registrant as specified in its charter)
Delaware	001-32225	20-0833098
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300
Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]
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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 7, 2018, Christine B. LaFollette and Eric L. Mattson were appointed as new independent directors to the Board of Directors (the “Board”) of Holly Logistic Services, L.L.C. (the “Company”), effective March 1, 2018.  The Company is the ultimate general partner of Holly Energy Partners, L.P. (the “Partnership”).

Ms. LaFollette, 65, has served as a partner at Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”) since June 2004. Prior to that, Ms. LaFollette served as a partner at King & Spalding LLP from 1997 to June 2004, as a partner at Andrews & Kurth LLP from 1987 to 1997 and as an associate at Andrews & Kurth LLP from 1980 to 1987. Ms. LaFollette’s experience as a transactional and securities attorney provides her with valuable insight into corporate finance, global compliance and governance matters. In addition, Ms. LaFollette brings to the Board a broad range of experiences and skills as a result of her involvement in numerous charitable, community and civic activities.

Mr. Mattson, 66, has served as Executive Vice President, Finance of Select Energy Services, Inc., a provider of total water solutions to the U.S. unconventional oil and gas industry, since November 2016 and served as Executive Vice President and Chief Financial Officer of Select Energy Services, Inc. from November 2008 through January 2016. Prior to that, Mr. Mattson served as Senior Vice President and Chief Financial Officer of VeriCenter, Inc., a private provider of managed hosting services, from 2003 until its acquisition in August, 2007. Mr. Mattson worked as an independent consultant from November 2002 to October 2003. Mr. Mattson served as the Chief Financial Officer of Netrail, Inc., a private Internet backbone and broadband service provider, from September 1999 until November 2002. From July 1993 until May 1999, Mr. Mattson served as Senior Vice President and Chief Financial Officer of Baker Hughes Incorporated, a provider of products and services to the oil, gas and process industries. Mr. Mattson joined Baker International, Inc. in 1980, and served in a number of capacities, including Treasurer, prior to the merger of Baker International, Inc. and Hughes Tool Company in 1987, at which time he became Vice President and Treasurer of Baker Hughes, Inc., a position he held until 1993. Mr. Mattson has served as a director of National Oilwell Varco, Inc. since March 2005 (having served as a director of Varco (and its predecessor, Tuboscope Inc.) from January 1994 until its merger with National Oilwell Varco in March 2005) and as a director of Rex Energy Corporation since April 2010. Mr. Mattson brings strong executive leadership skills and financial and risk management experience to the Board. His knowledge of the oil industry as well as the financial and capital markets enables him to provide critical insight to the Board.

On February 7, 2018, the Board appointed Ms. LaFollette to the Conflicts Committee and the Compensation Committee of the Board, effective March 1, 2018, and appointed Mr. Mattson to the Conflicts Committee and the Audit Committee of the Board, effective March 1, 2018. Mr. Mattson will serve as the Chairman of the Conflicts Committee effective March 1, 2018.

Ms. LaFollette and Mr. Mattson will receive director compensation as approved annually by the Board for all non-management directors. There are no arrangements or understandings between any of Ms. LaFollette or Mr. Mattson and any other person pursuant to which such director was selected as a director. Neither Ms. LaFollette nor Mr. Mattson has any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which either Mr. Mattson or Ms. LaFollette has an interest requiring disclosure under Item 404(a) of Regulation S-K. During fiscal year 2017, Akin Gump served as outside counsel to the Conflicts Committee of the Board. Ms. LaFollette did not represent the Conflicts Committee of the Board on any matters, and Akin Gump will no longer represent the Conflicts Committee of the Board in light of Ms. LaFollette’s appointment to the Board.

On February 7, 2018, Mr. R. Kevin Hardage notified the Board that he will resign from the Board effective February 28, 2018. In connection with the appointments and the resignation, the size of the Board was increased to six effective March 1, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.
By:    HEP Logistics Holdings, L.P., its General Partner
By:    Holly Logistic Services, L.L.C., its General Partner
By:    /s/ Denise Clark McWatters
Name:    Denise Clark McWatters

Title:	Senior Vice President and General Counsel

Date:    February 8, 2018